EXHIBIT 10.1

OWENS-ILLINOIS, INC.

2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”), dated [ • ] (the “Grant Date”)  is made by and between Owens-Illinois, Inc., a Delaware corporation (the “Company”) and the person whose account for which this grant is being accepted, an employee or consultant of the Company, a Parent Corporation or a Subsidiary (the “Participant”):

WHEREAS, the Company has established the 2017 Incentive Award Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Plan provides for the issuance of Restricted Stock Units (“RSUs”), subject to certain vesting conditions thereon and to other conditions stated herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined it would be to the advantage and best interest of the Company and its stockholders to issue the RSUs provided for herein to the Participant in partial consideration of services rendered, or to be rendered, to the Company, a Parent Corporation or a Subsidiary.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below, unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

Section 1.1 ‑ Cause

“Cause” shall mean dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Owens-Illinois Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.2 ‑ Competing Business

“Competing Business” shall mean any person, corporation or other entity engaged in the United States of America or in any other country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells its products, in the manufacture or sale of glass containers, or any other products manufactured or sold by the Company, any Parent Corporation or any Subsidiary within the last three (3) years prior to the Participant’s Termination of Service or Retirement.

Section 1.3 ‑ Good Reason

“Good Reason” means the occurrence of any of the following without the prior written consent of the Participant:

(i)        a material diminution in base compensation;

(ii)       a material diminution in authority, duties or responsibilities (including, if Participant is then serving as the Chief Executive Officer or the Chief Financial Officer of the Company, any changes which result from Participant not being employed by a public company following a Change in Control);

(iii)      a material change in the geographic location at which the Participant must perform services; or

(iv)      any other action or inaction that constitutes a material breach by the Company of the terms of Participant’s employment as in effect immediately prior to a Change in Control.

Notwithstanding the foregoing, (a) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date no later than thirty (30) days from the date of such notice) is given no later than thirty (30) days after the time at which the Participant becomes aware of the occurrence of the event or condition purportedly giving rise to Good Reason and (b) if there exists (without regard to this clause (b)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

Section 1.4 ‑ Parent Corporation

“Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.5 ‑ Retirement

“Retirement” solely for purposes of this Agreement shall mean “separation from service” (within the meaning of Section 409A of the Code) of an Employee from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60 and having 10 years of employment, or after reaching the age of 65.

ARTICLE II.

ISSUANCE OF RSUS

In consideration of the services rendered or to be rendered to the Company, a Parent Corporation or a Subsidiary and for other good and valuable consideration which the Committee has determined to be equal to the par value of the Shares, on the date hereof the Company awards to the Participant the number of RSUs specified for this grant in the Solium Shareworks Account accessible by the Participant.

ARTICLE III.

VESTING; PAYMENT

Section 3.1 ‑ Vesting of RSUs

Except as otherwise provided in Section 3.1 or 3.2, the RSUs shall vest in 25% increments on each anniversary of the Grant Date with full vesting on the fourth anniversary of the Grant Date (each such anniversary, a “Vesting Date”); provided, however, that notwithstanding the foregoing the RSU shall be fully vested on the date the Participant (i) dies, (ii) satisfies the requirements for Retirement, provided that the Participant has held the RSU for at least one (1) year from the Grant Date, or (iii) experiences a Disability, provided that the Participant has not experienced a Termination of Service prior to each such date.

Section 3.2      Effect of a Change in Control

Notwithstanding Section 3.1, in the event of a Change in Control, if:

(a)        The RSUs are not continued, assumed or new RSUs substituted therefore by a successor, or any Parent Corporation or Subsidiary, under Section 13.2(b)(ii) of the Plan, then immediately prior to the Change in Control the RSUs shall become fully vested subject to and effective on the Change in Control; or

(b)        The RSUs are continued, assumed or new RSUs are substituted therefore by a successor, or any Parent Corporation or Subsidiary, under Section 13.2(b)(ii) of the Plan, then the RSUs shall become fully vested upon the Participant’s Termination of Service without Cause or by the Participant for Good Reason prior to the second (2nd) anniversary of the Change in Control.

Section 3.3 ‑ Termination of RSUs

Until vested pursuant to Section 3.1 or 3.2, all RSUs issued to the Participant pursuant to this Agreement shall terminate immediately upon the Participant’s Termination of Service.  For the avoidance of doubt, if the Participant experiences a Termination of Service prior to a Vesting Date for any reason not described in Section 3.1 or 3.2(b), all RSUs issued to the Participant pursuant to this Agreement shall immediately terminate.

Section 3.4 ‑ Payment of RSUs

RSUs shall become payable, to the extent vested as follows:

25% of the RSUs on the first anniversary of the Grant Date;

25% of the RSUs on the second anniversary of the Grant Date;

25% of the RSUs on the third anniversary of the Grant Date; and

25% of the RSUs on the fourth anniversary of the Grant Date.

Section 3.5 – Dividend Equivalents

A bookkeeping account will be established by the Company to which Dividend Equivalents equal to the product of (a) the number of RSUs subject to this Agreement, and (b) the dividend declared on a single share of Common Stock will be credited. To the extent the Participant becomes vested in the RSUs issued pursuant to this Agreement, such Dividend Equivalents will be converted to cash or additional Shares (as may be determined by the Administrator in its sole discretion) and will be paid to the Participant at the same time as the Shares of Common Stock are issued with respect to the vested RSUs. The Dividend Equivalents will cease and be forfeited upon the earlier of (i) the settlement of the RSUs into shares of Common Stock, and (ii) the forfeiture and termination of the RSUs under this Agreement.

ARTICLE IV.

NON-COMPETITION/NON-SOLLICITATION

Section 4.1 ‑ Covenant Not to Compete

Participant covenants and agrees that prior to Participant’s Termination of Service or Retirement and for a period of three (3) years following the Participant’s Termination of Service or Retirement, including without limitation termination for Cause or without Cause, Participant shall not, in any country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells its products, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.

Section 4.2 ‑ Non-Solicitation of Employees

Participant agrees that prior to his Termination of Service or Retirement and for three (3) years following Participant’s Termination of Service or Retirement, including without limitation termination for Cause or without Cause, Participant shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any Employee of the Company, any Parent Corporation or any Subsidiary to leave the employment of the Company, any Parent Corporation or any Subsidiary for any reason whatsoever, or hire any Employee of the Company, any Parent Corporation or any Subsidiary except into the employment of the Company, a Parent Corporation or a Subsidiary.

Section 4.3 ‑ Equitable Relief

Participant agrees that it is impossible to measure in money the damages that will accrue to the Company in the event that Participant breaches any of the restrictive covenants provided in Sections 4.1 or 4.2 hereof.  Accordingly, in the event that Participant breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining Participant from further violating such restrictive covenant.  If the Company shall institute any action or proceeding to enforce any such restrictive covenant, Participant hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert such claim or defense.  The foregoing shall not prejudice the Company’s right to require Participant to account for and pay over to the Company, and Participant hereby agrees to account for and pay over, any compensation, profits, monies, accruals or other benefits derived or received by Participant as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 4.1 or 4.2 hereof.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 ‑ RSUs Not Transferable

Neither the RSUs nor Dividend Equivalents, nor any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2 ‑ No Right to Continued Employment

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ or service of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without Cause.

Section 5.3 ‑ Conditions to Issuance of Stock Certificates

The Company shall not be required to issue or deliver any certificate or certificates for Shares pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)        The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)        The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

(c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(d)        Subject to Section 5.10, the payment by the Participant of all amounts which, under federal, state or local tax law, the Company, a Parent Corporation or a Subsidiary is required to withhold upon vesting or payment of a RSU and/or Dividend Equivalent; and

(e)        The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

Section 5.4 ‑ Notices

Any notice to be delivered to the Company under this Agreement shall be delivered to such individual and in such form as the Committee shall specify from time to time and communicate to the Participant.  Any notice to be delivered to the Participant shall be addressed to the Participant at the Participant's last address reflected in the Company’s records.  Notices may, as approved by the Committee be given electronically (or by facsimile), and if so approved will be deemed given when sent.  Otherwise, notices shall be sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

Section 5.5 ‑ Rights as Stockholder

Participant shall not, by virtue of the RSUs, be entitled to vote in any Company election, receive any dividend in respect of Shares subject to the RSUs (except as provided under Section 3.5 above) or exercise any other rights of a stockholder of the Company.  The RSUs shall not confer upon the Participant any rights of a stockholder of the Company unless and until the RSUs have vested and certificates representing the Shares subject to the RSUs shall have been issued by the Company pursuant to the terms of this Agreement.

Section 5.6 ‑ Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7 ‑ Conformity to Laws

The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of applicable law, including without limitation the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act.  Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the RSUs shall be granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement and the RSUs granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.8 ‑ Section 409A

Section 409A of the Internal Revenue Code provides that “nonqualified deferred compensation” that does not meet the requirements specified in Section 409A may become subject to penalty taxes.  Currently, the Company does not believe that RSUs constitute nonqualified deferred compensation within the meaning of Section 409A; however, if, in the future, the RSUs are or may become subject to Section 409A, the Committee may make such modifications to the Plan and this Agreement as may become necessary or advisable, in the Committee’s sole discretion, to either comply with Section 409A or to avoid its application to the RSUs.

Section 5.9 ‑ Amendment

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not impair any rights of the Participant under this Agreement.  No amendment of this Agreement shall, without the written consent of the Participant, impair any rights of the Participant under this Agreement.

Section 5.10 ‑ Tax Withholding

The Company’s obligation to issue or deliver to the Participant any certificate or certificates for Shares is expressly conditioned upon receipt from the Participant, on or prior to the date reasonably specified by the Company of:

(a)        Full payment (in cash or by check) of any amount that must be withheld by the Company, a Parent Corporation or Subsidiary for federal, state and/or local tax purposes; or

(b)        Subject to the Committee’s consent, full payment by delivery to the Company of unrestricted Shares previously owned by the Participant, duly endorsed for transfer to the Company by the Participant with an aggregate Fair Market Value (determined, as applicable, as of the date of vesting or as of the date of the distribution) equal to the amount that must be withheld by the Company, a Parent Corporation or a Subsidiary for federal, state and/or local tax purposes; or

(c)        With respect to the withholding obligation for RSUs that become vested and Dividend Equivalents that become payable, subject to the Committee’s consent, full payment by retention by the Company of a portion of the Shares (or cash, as applicable) deliverable in respect of such vested RSUs and Dividend Equivalents with an aggregated Fair Market Value (determined on the payment date) equal to the amount that must be withheld by the Company, a Parent Corporation or a Subsidiary for federal, state and/or local tax purposes; or

(d)        With respect to any withholding tax obligations for RSUs that become vested, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(e)        Subject to the Committee’s consent, a combination of payments provided for in the foregoing subsections (a), (b), (c) and (d).

With respect to each individual who was an executive officer of the Company and subject to Section 16 of the Exchange Act on the Grant Date only, the Committee in approving this RSU award has consented to payment of tax withholding obligations under subsection (c), or a combination of the methods set forth in subsections (a), (c) and (d), as the Participant may elect during such time periods as the Company may permit in compliance with all applicable legal requirements.

Notwithstanding anything herein to the contrary, the number of Shares which may be withheld with respect to the payment of any RSUs and/or Dividend Equivalents in order to satisfy the Company’s federal, state and/or local tax withholding obligations with respect to the payment of the RSUs and/or Dividend Equivalents shall be no greater than the number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such withholding obligations based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and/or foreign income and payroll tax purposes.

Section 5.11 ‑ Clawback

Notwithstanding anything contained in the Agreement to the contrary, all RSUs and Dividend Equivalents awarded under this Agreement, and any Shares issued upon settlement hereunder shall be subject to forfeiture, or repayment pursuant to the terms of any policy that the Company may implement in compliance with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Section 5.12 ‑ Governing Law

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

?s?
OWENS-ILLINOIS, INC.

	By:	/s/ Andres A. Lopez
	Its:	President and Chief Executive Officer